STOCK PURCHASE AGREEMENT

                                      among

                                HLM DESIGN, INC.

                               Bill D. Smith, FAIA

                              Walter J. Viney, AIA

                             Richard E. Morgan, AIA

                            Weldon W. Nash, Jr., FCSI

                               Ken G. Rowley, AIA

                             Douglas R. Bissell, AIA

                              Paul H. Woodard, AIA

                              Jan G. Blackmon, FAIA

                                       and

                              JPJ ARCHITECTS, INC.



                          Dated as of October 30, 1998


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                               TABLE OF CONTENTS


ARTICLE I
   PURCHASE OF STOCK...........................................................2
      Section 1.1  Purchase and Sale...........................................2
      Section 1.2  Purchase Price..............................................2
      Section 1.3  No Excluded Assets..........................................2


 ARTICLE II
   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
   THE SELLERS.................................................................3
      Section 2.1  Corporate Organization......................................3
      Section 2.2  Authorization...............................................3
      Section 2.3  No Violation................................................4
      Section 2.4  Subsidiaries and Investments................................5
      Section 2.5  Stock Records...............................................5
      Section 2.6  Corporate Books.............................................5
      Section 2.7  Title to Stock..............................................5
      Section 2.8  Options and Rights..........................................6
      Section 2.9  Financial Statements........................................6
      Section 2.10  Employees..................................................7
      Section 2.11  Absence of Certain Changes.................................9
      Section 2.12  Contracts.................................................10
                     (a)   Generally..........................................10
                     (b)   Compliance.........................................13
      Section 2.13  True and Complete Copies..................................13
      Section 2.14  Title and Related Matters.................................14
                     (a)   Owned Property.....................................14
                     (b)   Leased Property....................................14
                     (c)   Compliance with Laws...............................15
      Section 2.15  Litigation................................................16
      Section 2.16  Tax Matters...............................................17
                     (a)   Generally..........................................17
                     (b)   Good Faith.........................................18
                     (c)   Claims.............................................18
                     (d)   Course of Business.................................19
                     (e)   Withholdings.......................................19
                     (f)   Partnerships.......................................19
                     (g)   Accounting Method Adjustments......................19
                     (h)   Power of Attorney..................................20
                     (i)   True and Complete Copies...........................20
      Section 2.17  Bank Accounts.............................................20
      Section 2.18  Compliance with Applicable Laws, Regulations and Orders...20
      Section 2.19  Employee Benefit Plans....................................20

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     Section 2.20  Intellectual Property......................................21
     Section 2.21  Environmental Matters......................................21
     Section 2.22  Capital Expenditures and Investments.......................22
     Section 2.23  Insurance..................................................22
     Section 2.24  Commissions................................................23
     Section 2.25  Permits....................................................23
     Section 2.26  Absence of Undisclosed Liabilities.........................24
     Section 2.27  Accounts Receivable........................................25
     Section 2.28  Work in Progress and Backlog...............................25
     Section 2.29  Customers..................................................26
     Section 2.30  Securities Laws Matters....................................27
     Section 2.31  Disclosure.................................................29


ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................29
     Section 3.1  Corporate Organization......................................29
     Section 3.2  Authorization...............................................30
     Section 3.3  No Violation................................................30
     Section 3.4  Investment Intent...........................................31


ARTICLE IV
   OTHER AGREEMENTS...........................................................31
     Section 4.1  Further Assurances..........................................31
     Section 4.2  Consents....................................................32
     Section 4.3  No Termination of the Obligations by Subsequent Dissolution.32
     Section 4.4  Insurance Policies and Claims Administration................32
     Section 4.5  Other Tax Matters...........................................33
                     (a)   Tax Returns........................................33
                     (b)   Information........................................34
                     (c)   Amended Returns....................................34
     Section 4.6  Appointment of Seller Representative........................35
                         ------------------------------------


ARTICLE V
  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..............................37
     Section 5.1  Representations and Warranties..............................37
     Section 5.2  Consents and Approvals......................................38
     Section 5.3  No Material Adverse Change..................................38
     Section 5.4  No Proceeding or Litigation.................................38
     Section 5.5  Secretary's Certificate.....................................39
     Section 5.6  Certificates of Good Standing...............................39
     Section 5.7  Employment Agreements.......................................39

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     Section 5.8  Resignations................................................40
     Section 5.9  Opinion of Sellers' and Company's Counsel...................40
     Section 5.10  Delivery of Minute Books and Share Certificates............40
     Section 5.11  Regulatory Compliance......................................40
     Section 5.12  Due Diligence..............................................40
     Section 5.13  Other Documents............................................41
     Section 5.14  Liens......................................................41


ARTICLE VI
  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS................................41
     Section 6.1   Representations and Warranties.............................41
     Section 6.2  Consents and Approvals......................................42
     Section 6.3  No Proceeding or Litigation.................................42
     Section 6.4  Secretary's Certificate.....................................42
     Section 6.5  Employment Agreements.......................................42
     Section 6.6  Opinion of the Purchaser's Counsel..........................42


 ARTICLE VII
   CLOSING....................................................................43
     Section 7.1  Closing.....................................................43
     Section 7.2  Payment of Purchase Price and Receipt of Shares.............43
                 (a)   Deliveries at Closing..................................43
                 (b)   Installment Payments; Subordinated Promissory Notes....44
                 (c)   Delayed Delivery Stock.................................44
     Section 7.3  Stock Options...............................................45
     Section 7.4  Reservation of Shares.......................................46
     Section 7.5  Adjustments to Purchase Price...............................46


ARTICLE VIII
  SURVIVAL OF TERMS; INDEMNIFICATION..........................................48
     Section 8.1  Survival....................................................48
     Section 8.2  Indemnification by the Sellers..............................48
                 (a)   Misrepresentation or Breach............................49
                 (b)   Taxes..................................................49
                 (c)   Third Party Claims.....................................49
                 (d)   Related Expenses.......................................50
     Section 8.3  Indemnification by the Purchaser............................50
                 (a)   Misrepresentation or Breach............................50
                 (b)   Taxes..................................................50
                 (c)   Third Party Claims.....................................50
                 (d)   Related Expenses.......................................51

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      Section 8.4  Setoff.....................................................51
      Section 8.5  Third Party Claims.........................................52
      Section 8.6  Limitation on the Sellers' Joint and Several Liability.....52


ARTICLE IX
  GENERAL PROVISIONS..........................................................53
      Section 9.1  Amendment and Modification.................................53
      Section 9.2  Waiver.....................................................53
      Section 9.3  Notices....................................................53
      Section 9.4  Assignment.................................................54
      Section 9.5  Governing Law..............................................55
      Section 9.6  Counterparts...............................................55
      Section 9.7  Headings...................................................55
      Section 9.8  Entire Agreement...........................................55
      Section 9.9  No Benefit.................................................56
      Section 9.10  Delays or Omissions.......................................56
      Section 9.11  Severability..............................................56
      Section 9.12  Expenses..................................................57
      Section 9.13  Schedules.................................................57
      Section 9.14  Limitation of Damages.....................................57



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SCHEDULES
---------

      2.4         Subsidiaries and Investments
      2.5         Stock Records
      2.10        Employees
      2.11        Absence of Certain Changes
      2.12(a)     Contracts - Generally
      2.12(b)     Compliance with Contracts
      2.14(b)     Leased Property
      2.15        Litigation
      2.17        Bank Accounts
      2.19        Employee Benefit Plans
      2.20        Intellectual Property
      2.22        Capital Expenditures and Investments
      2.23        Insurance
      2.28        Work in Progress and Backlog
      2.29        Material Customers
      5.3         Material Adverse Change

EXHIBITS
--------
      A           Employment Agreements
      B           Opinion of Sellers' and Company's Counsel
      C           Opinion of Purchaser's Counsel
      D           Allocation of Purchase Price
      E           Subordinated Promissory Notes
      F           Stockholders' Agreement
      G           Registration Rights Agreement

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      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the
30th day of October, 1998, between and among HLM DESIGN, INC., a Delaware corporation (the "PURCHASER"), and Bill D. Smith, Walter J. Viney, Richard E. Morgan, Weldon W. Nash, Jr., Ken G. Rowley, Douglas R. Bissell, Paul H. Woodard, and Jan G. Blackmon, all residents of the State of Texas (collectively referred to hereinafter as the "Sellers"), and JPJ ARCHITECTS, INC., a Texas corporation (the "Company").

                                    RECITALS

      WHEREAS, the Sellers own 4,401 shares of common stock, $1.00 par value, of the Company, the 4,401 shares constituting all of the issued and outstanding shares of capital stock of the Company (the "Shares");

      WHEREAS, the Company is an operating architectural firm that provides architectural services (the business of the Company is hereinafter referred to as the "Business" or the "business"); and

      WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, the Shares.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

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                                   ARTICLE I

                                PURCHASE OF STOCK

      Section 1.1 Purchase and Sale. At the Closing Date (as defined in Section
7.1 hereof), on the terms and subject to the conditions set forth in this Agreement, the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the Shares.

      Section 1.2 Purchase Price. Subject to Section 7.5 hereof, in consideration for the conveyance of the Shares, the Purchaser shall pay to the Sellers an aggregate amount equal to Five Million and No/100 Dollars ($5,000,000) (the "Purchase Price"), by way of cash in the amount of $2,400,000, an aggregate of 240,000 shares of the Purchaser's delayed delivery common stock having an agreed upon aggregate value at the Closing Date of $1,440,000, and subordinated promissory notes in the aggregate original principal amount of $1,160,000, all as more particularly provided in Section 7.2 hereof.

      Section 1.3 No Excluded Assets. The parties hereto agree that no assets of the Company, whether tangible or intangible, have been or shall be removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after April 30, 1998, through the Closing Date.

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                                  ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

      The Company and the Sellers (each acting jointly and severally) hereby represent and warrant to the Purchaser as follows with respect to the Company (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of each of the Sellers and of the Company):

      Section 2.1 Corporate Organization. The Company is a corporation duly organized, validly licensed and existing and in good standing under the laws of the State of Texas, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. Each of the Sellers is a resident of the State of Texas. The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Company's charter, by-laws and Certificates of Authority as presently in effect have been or shall be, prior to the Closing, delivered to the Purchaser.

      Section 2.2 Authorization. Each of the Sellers and the Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors and all of the stockholders of the Company have duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on

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the Company's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Sellers and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Sellers will, at the Closing, have full power and authority to deliver good and valid title to the Shares and to the certificates evidencing the Shares to the Purchaser as provided for herein, free and clear of all liens of every kind.

      Section 2.3 No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers and the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any person pursuant to (i) the charter or by-laws of the Company, (ii) any applicable regulation, (iii) any order to which any of the Sellers or the Company is subject, or (iv) any contract to which any of the Sellers or the Company or any of their properties is subject. The Sellers and the Company have complied with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 2.4 Subsidiaries and Investments. Except as set forth on Schedule
2.4 hereto, the Company has no subsidiaries or investments in any person or entity of any kind, nor any affiliated companies or entities.

      Section 2.5 Stock Records. The stock record book of the Company is complete and correct in all material respects. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock of the Company. The Sellers are the true and lawful owners of the Shares. Schedule 2.5 sets forth the total number of authorized shares of capital stock for the Company, and the number of Shares held of record by each of the Sellers.

      Section 2.6 Corporate Books. The corporate minute books of the Company are complete and correct in all material respects and contain minutes of all of the proceedings of the stockholders and directors of the Company since incorporation. A true, complete and correct copy of the Company's corporate minute books have been or shall be, prior to the Closing (as defined in Section
7.1 hereof) delivered to the Purchaser. No action was authorized by the Company's Executive Committee that was not also properly authorized by the Company's Board of Directors and/or stockholders, as appropriate.

      Section 2.7 Title to Stock. The Shares, which constitute all of the issued and outstanding shares of capital stock of the Company, are owned of record and beneficially solely by the Sellers. No shares of preferred stock or other class of capital stock are authorized, issued or outstanding with

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respect to the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the State of Texas, and the Shares are owned of record by the Sellers and will be sold pursuant hereto free and clear of all liens. Upon payment of the Purchase Price to the Sellers in accordance with this Agreement, the Sellers will convey to the Purchaser good and marketable title to the Shares, free and clear of all liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to the Purchaser at the Closing will be sufficient to transfer the Sellers' entire interest, and all of the interests, legal and beneficial, of the Sellers and of all other persons in and to the Shares. No dividends or other distributions are owed by the Company in connection with any of the Shares and none have been paid or made to any stockholder of the Company since at least April 30, 1998.

      Section 2.8 Options and Rights. Except for the Company's present Stock Purchase Agreement dated November 5, 1986, which will be terminated and released at Closing, and with respect to which neither the Company nor the Purchaser shall have any continuing liability or obligation, there are no outstanding subscriptions, options, warrants, rights, puts, calls or other contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.

      Section 2.9 Financial Statements. The Sellers have delivered to the Purchaser correct and complete copies of audited balance sheets of the Company as of April 30, 1998, 1997 and 1996 and

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the related statements of income for the fiscal year reporting periods then ended (the "Audited Financial Statements"). The Audited Financial Statements (a) have been prepared in accordance with the books and records of the Company, and
(b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP (Generally Accepted Accounting Principles) consistently applied. Since April 30, 1998 and except as fully set forth in the Audited Financial Statements, the Company has no liabilities other than those incurred or arising in the ordinary course of business (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring.

      Section 2.10  Employees.

            (a) Schedule 2.10 sets forth a list of all of the Company's officers, directors, consultants and independent contractors (other than those which are serving as subconsultants pursuant to the Company's architectural services contracts), together with a description of any contract regarding the terms of service and the rate and basis for total compensation of such persons or any restrictions upon any person's right to compete with the Company or with any other person or entity. No employee of the Company is, to the Sellers' or the Company's knowledge, a party to any agreement with a former employer in any way restricting his or her employment activities.

            (b) Except as shown on Schedule 2.10 hereto, the Company has paid or made provisions for the payment of all salaries and accrued wages, bonuses, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

            (c) Except as set forth on Schedule 2.12 hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers, directors, consultants, independent contractors or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees or to any other person, or (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do the Sellers or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to Purchaser complete and correct copies of all such agreements, if any ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

            (d) There are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Sellers and Company, no such investigation is in progress.

      Section 2.11 Absence of Certain Changes. Except as set forth on Schedule 2.11, since April 30, 1998, the Company's business has been operated in the ordinary course, and there has been no: (a) Material Adverse Change in the business, properties, financial statements, business prospects, customers, condition (financial or otherwise) or results of operations of the Company, and no event has occurred which is likely, individually or in the aggregate, to result in any such Material Adverse Change; (b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company; (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) in respect of the Shares or any redemption of shares by the Company; (d) increase in the compensation payable or paid to or to become payable by the Company to its employees, officers, directors, stockholders, consultants or independent contractors; (e) entry by the Company into any contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure; (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP; (g) sale, assignment, lease, distribution, disposal or transfer of any assets or properties of the Company except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss affecting the Company or its business; (h) amendment or termination of any of the Company's permits, licenses or material contracts; (i) waiver or release of any material right or claim of the Company;
(j) labor dispute or union activity which affects the operation of the Company;
(k) proposal or bid still outstanding for work at less than full fair market value; or (l) agreement by any of the Sellers or the Company to take any of the actions described in the preceding clauses (a) through (k), except as contemplated by this Agreement. As used in this Agreement, the term "Material Adverse Change" shall mean shall mean any developments or changes which would have a Material Adverse Effect. "Material Adverse Effect" shall mean any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of the Company's business, business prospects, properties, assets, customers, condition (financial or otherwise) or results of operations.

      Section 2.12  Contracts.

            (a) Generally. Except as listed on Schedule 2.12, and except for personal matters of the Sellers which do not in any manner involve, pertain to or otherwise affect the Company or its Business, and excluding all contracts for the performance by the Company of architectural services, the Company and the Sellers are not a party to any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral (a "Contract"), relating to:

                  (1) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation;

                  (2) Collective bargaining agreements or any other Contract with any labor union;

                  (3) Hospitalization or life insurance or other welfare benefit plans or practices;

                  (4) Loans to its employees, officers, directors, consultants, independent contractors, stockholders or Affiliates;

                  (5) The borrowing or loaning of money to or from any person or the mortgaging, pledging or otherwise placing a lien on any asset or property of the Company;

                  (6) A guarantee of any obligation;

                  (7) The ownership, lease (whether as lessee or lessor) or
            operation of any property, real or personal;

                  (8) Intangible property (including proprietary rights) and software or hardware license agreements;

                  (9) Warranties with respect to its services rendered;

                  (10) Registration or preemptive rights with respect to any securities;

                  (11) Prohibitions preventing it from freely engaging in any business;

                  (12) The purchase, acquisition, disposition or supply of
            inventory and other property and assets;

                  (13) Employees, independent contractors, consultants, or other agents;

                  (14)  Sales, commissions, advertising or marketing;

                  (15) Unconditional purchase or payment obligations.

                  (16)  Any investment by the Company;

                  (17) Restricting in any way the sale of the Shares (including any stockholders' agreement); or

                  (18) Any other contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of one thousand dollars ($1,000).

            (b) Compliance. Except as shown on Schedule 2.12(b), the Company has performed all obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

      Section 2.13 True and Complete Copies. The Sellers and the Company have delivered or made available to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement. Further, the Sellers and the Company have made all contracts for the performance of architectural services and all contracts with consultants and independent contractors entered into by the Company in connection with its architectural services contracts available to Purchaser for review.

      Section 2.14  Title and Related Matters.

            (a) Owned Property. With respect to all real and personal property owned by the Company, the Company has valid and marketable title to all such property, free and clear of all liens. All such properties owned by the Company as of April 30, 1998 are reflected in the Audited Financial Statements in accordance with and to the extent required by GAAP and with particularity on the books and records of the Company.

            (b) Leased Property. Set forth in Schedule 2.14(b) is a description of all real and personal property leased by the Company. Except as otherwise set forth in Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other person under any such lease, and neither the Sellers nor the Company has received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been or shall be paid by the Company through the Closing Date. Except as set forth in Schedule 2.14(b), neither the Sellers nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

            (c) Compliance with Laws. The Company does not own any real property. The Company has complied, with respect to its leased real property, with all applicable restrictions, building ordinances and zoning ordinances and all regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a lien has been performed by, for or on behalf of the Company with respect to such Improvements within the last one hundred twenty (120) days. The Company's leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any regulation or order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Sellers' or Company's knowledge, threatened or proposed action or proceeding by any authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's leased real property.

      Section 2.15  Litigation.  Except as set forth in Schedule 2.15:

            (a) Neither the Sellers nor the Company are engaged in or a party to, or threatened with, any claim, controversy, investigation, legal action or other proceeding, relating to or which may relate to the Business, whether or not before any court, governmental or regulatory authority or administrative agency;

            (b) Neither the Sellers nor the Company are in default under or in violation of any contracts, commitments or restrictions to which the Company is a party or by which the Company is bound, or of any statute or law or judgment, order, decree, regulation or rule of any court or governmental authority applicable to the Company;

            (c) Neither the Sellers nor the Company are a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any governmental agency or by any other person against the Sellers or the Company relating to or which may relate to the Company or the Business; and

            (d) Neither the Sellers nor the Company know of any valid basis for any of the foregoing.

      Section 2.16  Tax Matters.

            (a) Generally. As used herein, the term "Tax" or "Taxes" means any income, gross receipt, net proceeds, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing authority, federal, state, local or foreign. The Company has timely filed all federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by it (collectively, "Tax Returns") and has duly paid all taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been fully paid or reserved against on the financial statements and on the books of the Company in accordance with GAAP. All Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state, local or foreign authorities or properly segregated or deposited as required by applicable regulations. There are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law. The Company has not requested an extension of time within which to file any Tax Return and has not waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. The Company is not currently and has never been a member or part of a group which is or was treated as an affiliated group for federal income tax purposes.

            (b) Good Faith. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

            (c) Claims. With respect to all Taxes and Tax Returns described in
      Section 2.16(a): (i) there are no proceedings, examinations or claims currently pending by any taxing authority in connection with any Tax Returns nor with respect to the periods to which such Tax Returns relate; and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in
      Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), true, correct and complete copies of which have been supplied to the Purchaser, state accurately, in all respects, the information requested with respect to the Company, which information was derived from the books and records of the Company.

            (d) Course of Business. The Company has not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of the Company to any period (or portion thereof) ending after the Closing Date.

            (e) Withholdings. All payments for withholding Taxes, unemployment insurance, sales and use Taxes and other amounts required to be withheld and deposited or paid to any relevant taxing authorities have been so withheld, deposited or paid by or on behalf of the Company.

            (f) Partnerships. The Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. Any tax-sharing agreement between the Company and any other person shall terminate as of the Closing Date and any such tax-sharing agreement has been fully disclosed to the Purchaser in writing.

            (g) Accounting Method Adjustments. The Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

            (h) Power of Attorney. No power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

            (i) True and Complete Copies. The Seller and the Company have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its years ended December 31, 1995, 1996 and 1997.

      Section 2.17 Bank Accounts. Set forth in Schedule 2.17 hereto is a list of the bank accounts maintained by the Company and the authorized signatories for each such account.

      Section 2.18 Compliance with Applicable Laws, Regulations and Orders. The Company has been and is presently in material compliance with all laws, ordinances, codes, rules, regulations and orders applicable to the conduct of its Business, including, without limitation, all regulations relating to employment, health, sanitation, fire, zoning, building, occupational safety, and the practice of architecture.

      Section 2.19 Employee Benefit Plans. Except for the Company's 401(k) plan and any other plans listed and described in Schedule 2.19, true and complete documentation of which has been made available to the Purchaser, and except as shown on Schedule 2.19, the Company does not currently have, has never had, and as of the Closing Date will not have, any: (i) "employee pension benefit plans" and "employee benefit plans" as defined respectively in Sections 3(2) and 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation multiemployer plans as defined in Section 3(37) of ERISA; nor
(ii) any other pension, profit sharing, retirement, deferred compensation, welfare, stock purchase, stock option, phantom stock, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance or other employee benefit plan or program which the Company or any subsidiary or any other entity which constitutes a controlled group (within the meaning of Section 4001(b) of ERISA and/or Sections 414(b)-(n) of the Internal Revenue Code of 1986, as amended (the "Code")) maintains or to which the Company has any present or future obligation to contribute.

      Section 2.20 Intellectual Property. Schedule 2.20 sets forth a complete and accurate list of the proprietary rights owned or used by the Company, including any and all software and computer licenses and agreements. No other person has any rights to such proprietary rights, except pursuant to agreements or licenses specified in Schedule 2.20. To the Sellers' and Company's knowledge, no other person is infringing, violating or misappropriating any such proprietary right. If necessary, the Company owns or holds valid licenses to use all proprietary rights used in the operation of its Business as presently conducted and proposed to be conducted, including, without way of limitation, all applicable licenses and rights pertaining to hardware and software used in any aspect of the Business' operations.

      Section 2.21 Environmental Matters. To the best of Sellers' and Company's knowledge and belief every premises which the Company currently occupies is free from any and all hazardous materials, or soil or other geological condition, which would adversely affect the Purchaser's use of or further improvements to the premises, or which would or could impose any burden, cost or public or private liability upon the Purchaser. Further, the Company's existing and prior uses of and activities on the premises it currently occupies, and all other premises which the Company has ever occupied, comply and have at all times complied with all applicable environmental laws.

      Section 2.22 Capital Expenditures and Investments. Except as set forth on
Schedule 2.22 hereto, the Company has no outstanding Contracts or commitments for capital expenditures and investments.

      Section 2.23 Insurance. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the Business, descriptions of which policies, including the names of the insurer and the insured, the amount of annual premiums, and the types and amounts of coverage, are set forth on Schedule 2.23. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable regulations and (ii) all contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.23, there are no pending or, to the Sellers' or Company's knowledge, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.23 is a true and complete listing of any and all claims (excluding claims made with respect to the Company's health insurance policy) made by the Company under any such policy since December 31, 1994.

      Section 2.24 Commissions. There are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, the Company or any of their affiliates.

      Section 2.25 Permits. The Company holds all permits, licenses, registrations, certificates, orders, approvals or other authorizations from any authority or other person including, without limitation, the Texas Board of Architectural Examiners ("Permits") issued to or held by the Company or any of its employees in connection with its operations. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted and proposed to be conducted. Each such Permit is in full force and effect, and the Sellers and Company have not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and the Sellers and the Company are not aware of any reason not set forth in said Permit why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. No authorization, consent or notification of or filing with any authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. All returns, reports, applications, statements and other documents required to be filed by the Company with any applicable regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law, and are true and complete in all material respects, and all reporting requirements of all applicable regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. True and complete copies of all returns, reports, applications, statements and other documents filed by the Company within the past three (3) years with any applicable regulatory or governmental authority (including taxing authorities) or municipality have been previously provided or made available to the Purchaser by the Sellers.

      Section 2.26 Absence of Undisclosed Liabilities. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), except for (i) liabilities fully stated or fully reserved against in the Audited Financial Statements, and (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Audited Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect (as defined in Section 2.11 hereof). The Company is not a party to any contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect.

      Section 2.27 Accounts Receivable. All accounts receivable of the Company as of the Closing Date: (i) have arisen from bona fide sales transactions in the ordinary course of business of the Company on ordinary terms, consistent with past practices; (ii) represent valid and binding obligations due to the Company, enforceable in accordance with their terms; and (iii) are collectible in the ordinary course of business, within one hundred twenty (120) days following the Closing Date, in the aggregate recorded amounts thereof in accordance with their terms without setoff or counterclaim, except as otherwise expressly reserved in the Audited Financial Statements. This representation and warranty is limited and qualified, however, as follows: In the event any such account receivable of the Company is not collected within one hundred twenty (120) days following the Closing Date, and as a result thereof any one or more of the Sellers is called upon to indemnify the Purchaser with respect thereto under the provisions of
Article VIII hereof, either through direct payments to the Purchaser or through the Purchaser's exercise of its right of setoff under the provisions of Section
8.4 hereof or under the provisions of the subordinated promissory notes executed of even date herewith, then in the event the Company thereafter collects such account receivable, in whole or in part, the Company shall tender such amount as is collected to the respective Sellers, pro rata in proportion to the amounts so paid by the respective Sellers to the Purchaser therefor.

      Section 2.28 Work in Progress and Backlog. The Sellers have provided the Purchaser with full, accurate and complete financial data and other documentation with respect to the Company's work currently in progress ("Work in Progress and Backlog"). Except as listed on Schedule 2.28, each item of the Company's Work in Progress and Backlog which is in excess of five thousand dollars ($5,000), either individually with respect to such item or in the aggregate with respect to the applicable client, is subject to a binding contract, either estimated, bid, or based upon a fee schedule, but in any event entered into and performed by the Company in good faith, consistent in all events with past practices. Without limiting the foregoing, all data and documentation provided to the Purchaser with respect to the Work in Progress and Backlog setting forth percentages or breakdowns to date and estimated to completion of revenues, costs, fees, expenses, time or other factors, fully, completely and accurately disclose the current status of each listed project and the Company's best good faith estimate with respect to such factors over the life of each such project.

      Section 2.29 Customers. Except as shown on Schedule 2.29 hereto, neither the Sellers nor the Company are involved in any material dispute with any of the Company's customers, and neither the Sellers nor the Company have received notice (whether oral or written) or have any knowledge of the intention of any customer to discontinue or decrease in any way the customer's business with the Company. Neither the Sellers nor the Company have any reason to believe that the consummation of the transactions provided for herein will cause any of the Company's customers not to conduct business with the Purchaser after the Closing Date on terms substantially the same as those on which such customer now does business with the Company. By way of example and not limitation, this Section shall apply specifically to the Company's business relationship with those material customers set forth on Schedule 2.29 hereto.

      Section 2.30  Securities Laws Matters.

            (a) Each Seller acknowledges that the HLM Stock, the Stock Options and any shares issued upon exercise of the Stock Options, all as defined in Article VII hereof (the "Securities"), will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws, and may not be transferred except in a transaction which either is registered under the Securities Act and any such state securities laws or is exempt from such registrations. Further, such Securities shall be subject to other agreements, including but not limited to the Stockholders' Agreement and such Stock Option grant documents referred to in Article VII hereof restricting their transferability and setting forth certain other restrictions.

            (b) Each Seller represents and warrants that his residence and principal place of business is located in the State of Texas and that Purchaser has not communicated with such Seller with respect to the offer or sale of the Securities at any time such Seller was located in any other State.

            (c) Each Seller represents and warrants that:

                  (1) such Seller is well versed in financial matters and has such knowledge and experience in financial and business matters and that he is fully capable of understanding the merits and risks of the investment being made in the Securities and the risks involved in connection therewith;

                  (2) such Seller is acting herein for such Seller's own account and is acquiring the Securities for investment without a view to the resale or other distribution thereof. Such Seller is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities to be acquired hereunder is consistent with such Seller's overall investment program and financial position, and recognizes that there are substantial risks involved in an investment in the Securities; and

                  (3) such Seller has received and reviewed the prospectus dated
            June 12, 1998 related to the initial public offering of the Purchaser's Common Stock, its annual report on Form 10-K for the fiscal year ended May 1, 1998, and its quarterly report on Form 10-Q for the fiscal quarter ended July 31, 1998.

            (d) Each Seller acknowledges and agrees that Purchaser may, if it so desires, permit transfers, or authorize its transfer agent to permit transfers, of the Securities only when such Securities have been registered under the Securities Act or and applicable state securities laws when the request for transfer is accompanied by satisfactory assurance (including, if requested, an opinion of counsel acceptable to Purchaser) that the sale or proposed transfer does not require registration under the Securities Act and applicable state securities laws, and each Seller agrees that a legend to such effect will be placed on the Securities.

      Section 2.31 Disclosure. Neither this Agreement nor any of the attachments, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Sellers or the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Sellers as follows:

      Section 3.1 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified.

      Section 3.2 Authorization. The Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on the Purchaser's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

      Section 3.3 No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any lien upon the Purchaser or its assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent, approval, exemption or other action by, or notice to, any person pursuant to any applicable regulation, any order to which the Purchaser is subject or any contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 3.4 Investment Intent. The Purchaser represents and warrants to the Sellers that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the regulations thereunder or under any other applicable securities laws.

                                  ARTICLE IV

                               OTHER AGREEMENTS

      The parties hereto further agree as follows:

      Section 4.1 Further Assurances. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any regulations or in connection with any permits, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (d) to fulfill all conditions to the obligations of the parties under this Agreement.

      Section 4.2 Consents. Without limiting the generality of Section 4.1, each of the parties hereto shall use all reasonable efforts to obtain all waivers, permits, authorizations, consents and approvals of all persons and authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

      Section 4.3 No Termination of the Obligations by Subsequent Dissolution. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article IV, shall not be terminated by the dissolution of such party, whether by operation of law or otherwise.

      Section 4.4 Insurance Policies and Claims Administration. The Sellers and the Company shall be responsible for the administration of all claims made under the Company's insurance policies prior to the Closing Date. If any claim is asserted against the Company prior to the Closing Date, the Company and the Sellers shall promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier. With respect to such claims which arise prior to the Closing Date, after the Closing Date the Sellers shall provide the Company and the Purchaser with reasonable cooperation and assistance in asserting and pursuing such coverage. In particular, the Sellers shall, upon request by the Purchaser, assist the Company with the filing of all necessary claims and take all such other action as may reasonably be requested by the Purchaser to pursue such coverage. As between the Sellers, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except for health insurance claims and except to the extent the Sellers have previously provided indemnification therefor to the Purchaser or the Company under this Agreement.

      Section 4.5  Other Tax Matters.

            (a) Tax Returns. The Purchaser, the Sellers, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Sellers and the Company shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Sellers or the Company and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the materials described in the preceding sentence, the Sellers shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser.

            The parties hereto agree that the Sellers shall cause the Company to prepare or have prepared, and pay prior to the Closing all taxes arising therefrom, all Tax Returns for the

      Company for the periods ended on or before December 31, 1997. Purchaser shall prepare and file all Tax Returns for the Company for the periods commencing after December 31, 1997. Further, Purchaser shall pay all taxes arising from the Company's operations after the Closing. With respect to any Taxes of the Company for the 1998 calendar year commencing January 1, 1998 and continuing through the Closing, the Company shall pay all such Taxes, and Sellers shall have no liability therefore, so long as the Sellers shall have caused the Company to have fully and properly reserved for all such Taxes through the Closing Date.

            (b) Information. The Purchaser and the Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.

            (c) Amended Returns. From and after the Closing Date, the Purchaser may file an amended Tax Return for any period ending on or prior to the Closing Date without the consent of the Sellers. Any additional Taxes resulting from such an amended Tax Return shall be the responsibility of, and shall be paid solely by (i) the Sellers (through indemnification pursuant to Article VIII hereof), to the extent such Taxes result from an amended Tax Return filed to correct any "understatement," as such term is defined in Section 6662 of the Internal Revenue Code of 1986, as amended, by the Sellers or the Company with respect to any or all reporting periods ending on or before the Closing Date, and (ii) the Company in all other events. The Purchaser shall provide the Sellers with notice of and a reasonable opportunity to participate in the preparation of any such amended Tax Return, and the Sellers agree to provide the Purchaser with reasonable cooperation and assistance in connection therewith. Notwithstanding the foregoing, any and all determinations regarding any and all such Tax Returns shall ultimately be made by the Purchaser, in its sole discretion.

      Section 4.6  Appointment of Seller Representative.

            (a) Each of the Sellers hereby irrevocably appoints Bill D. Smith and Walter J. Viney each to be the representative of the Sellers (singly and collectively, including any successor of each, the "Seller Representative") and irrevocably authorizes each Seller Representative, acting alone or jointly, to take all actions, exercise all powers, give all notices and execute all documents on behalf of Sellers as Seller Representative may deem necessary or desirable in connection with this Agreement and the transactions contemplated thereby. The Purchaser and after the Closing the Company shall be entitled to rely upon any communication, instrument, notice or document signed or sent by any Seller Representative. All documents executed and all actions taken by Seller Representative shall be binding and enforceable upon all of the Sellers as though each Seller had executed such document and/or taken such action.

            (b) In the event of the resignation, death or other inability to serve of a Seller Representative, the Sellers shall appoint a successor Seller Representative by majority vote (based upon the percentage of the Purchase Price allocatable to each such Seller) and Purchaser shall be entitled to rely upon any notification of a new Seller Representative believed by Purchaser to be genuine. Purchaser shall be protected in dealing with a Seller Representative before receipt of actual notice that the Seller Representative has been replaced and if the Seller Representative has resigned, died or is otherwise unable to serve, Purchaser may deal with another Seller Representative or, if none exists, with another Seller of Purchaser's choosing, who shall serve as Seller Representative until replaced in accordance with this Section. Purchaser shall not be deemed to have any knowledge of any replacement of a Seller Representative until receipt of written notice signed by a Seller Representative, his executor or a majority in interest of the Sellers.

            (c) Purchaser shall send all payments, certificates evidencing the HLM Stock and all notices to any Seller Representative, pursuant to such written directions as are provided to the Purchaser by the Seller Representative from time to time, at the notice address set forth in
      Section 9.3 and such Seller Representative shall have complete responsibility to distribute such payments, certificates and notices among the Sellers, and each Seller hereby releases Purchaser, the Company and all of their affiliates, shareholders, directors, officers, employees and agents from any claim or liability in connection therewith, other than with respect to the Purchaser's obligation to make delivery of such payments, certificates and notices to a Seller Representative as provided herein. The relationship and liabilities of the Sellers and the Seller Representatives inter se, shall be governed by such other agreements as the Sellers and the Seller Representatives shall deem appropriate, but Purchaser shall not be affected by or have any liability with respect to any such agreement.

                                   ARTICLE V

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to Closing unless waived in writing by the Purchaser:

      Section 5.1 Representations and Warranties. The representations and warranties of the Sellers and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Sellers and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.

      Section 5.2 Consents and Approvals. The Sellers, the Company and the Purchaser shall have obtained all consents, approvals, orders, qualifications, licenses, Permits or other authorizations, required by all applicable regulations, orders and contracts binding on any of the Sellers, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date.

      Section 5.3 No Material Adverse Change. Except as shown on Schedule 5.3, there shall have been no Material Adverse Change (as defined in Section 2.11 hereof) in the business, properties, revenues, accounts receivable, Work in Progress and Backlog, financial statements, customers, business prospects, condition (financial or otherwise) or results of operations of the Company since April 30, 1998, including, without limitation, the payment of any bonuses, any amendment to the Company's charter or bylaws, any borrowings, the purchase of real or personal property at an aggregate purchase price of over $1,000, any increase in compensation of the Company's employees, or the distribution or declaration of dividends or distributions, any extension of leases, or the commitment to do any of the foregoing (unless the Purchaser shall have first consented thereto in writing or except as shown on Schedule 2.10 hereto).

      Section 5.4 No Proceeding or Litigation. No order or regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

      Section 5.5 Secretary's Certificate. The Purchaser shall have received a duly executed original of the approvals referenced in Section 2.2 hereof, together with a certificate, executed by the Secretary of the Company, dated the Closing Date, as to the charter and by-laws of the Company and the resolutions adopted by the stockholders and directors of the Company in connection with this Agreement in a form reasonably satisfactory to the Purchaser and its counsel.

      Section 5.6 Certificates of Good Standing. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of the Company in the State of Texas and in each jurisdiction in which the Company is qualified to do business, such certificates dated as of a date not more than thirty (30) days prior to the Closing Date.

      Section 5.7 Employment Agreements. Bill D. Smith, Walter J. Viney, Richard
E. Morgan and Weldon W. Nash, Jr. shall have entered into Employment Agreements substantially in the form attached hereto as Exhibit A (the "Employment Agreement"). Additionally, the Purchaser shall have received such assurances as it deems necessary, in its sole discretion (and the Sellers and the Company shall assist the Purchaser in obtaining such assurances), that key personnel of the Company (as determined by mutual agreement of the Seller Representative and the Purchaser) shall remain in the Company's employ following the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Purchaser shall not be deemed to be obligated by reason of this Agreement or consummation of the transactions contemplated hereby to retain in employment any employee of the Company.

      Section 5.8 Resignations. The Sellers shall have caused all directors and officers of the Company to have resigned, using such form of resignation as is satisfactory to the Purchaser and its counsel.

      Section 5.9 Opinion of Sellers' and Company's Counsel. The Sellers shall deliver at Closing an opinion of counsel to the Sellers and the Company addressed to Purchaser in substantially the form attached hereto as Exhibit B.

      Section 5.10 Delivery of Minute Books and Share Certificates. The Sellers shall deliver at Closing all original minute books and stock transfer records of the Company, together with any and all original certificates evidencing the Shares and any shares of the Company's capital stock which have been cancelled of record or which are held in the form of treasury stock.

      Section 5.11 Regulatory Compliance. Counsel for the Purchaser shall have determined to its satisfaction that the transactions contemplated by this Agreement are in compliance with all applicable federal and state law and regulations, including, without way of limitation, those pertaining to the practice of architecture.

      Section 5.12 Due Diligence. Purchaser and its counsel shall have completed, to their satisfaction, a due diligence review of the Company's books and records and such other documentation as is requested pertaining to the Company's operations, and the results of such due diligence must be satisfactory to the Purchaser and its counsel, in their sole discretion.

      Section 5.13 Other Documents. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Sellers and/or the Company's officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

      Section 5.14 Liens. The Sellers shall have removed all liens on the Shares and on the assets and properties of the Company.

                                  ARTICLE VI

                 CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

      The obligations of the Sellers under this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to Closing unless waived in writing by the Sellers:

      Section 6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

      Section 6.2 Consents and Approvals. The Purchaser, the Sellers and the Company shall have obtained all consents, approvals, orders, qualifications, licenses, Permits or other authorizations required by all applicable regulations, orders and contracts binding on the Purchaser, the Sellers or the Company or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement.

      Section 6.3 No Proceeding or Litigation. No order or regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

      Section 6.4 Secretary's Certificate. The Sellers shall have received a duly executed original of the approvals referenced in Section 3.2 hereof, together with a certificate, executed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and by-laws of the Purchaser and the resolutions adopted by the directors of Purchaser in connection with this Agreement in a form reasonably satisfactory to the Sellers and their counsel.

      Section 6.5 Employment Agreements. The Purchaser shall have entered into or caused the Company to enter into the Employment Agreements.

      Section 6.6 Opinion of the Purchaser's Counsel. The Purchaser shall deliver at Closing an opinion of its counsel addressed to the Sellers in substantially the form attached hereto as Exhibit C.

                                  ARTICLE VII

                                    CLOSING

      Section 7.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Articles V and VI hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on or before October 30, 1998 (or such date either before or after October 30, 1998 as the parties hereto shall mutually agree) (the "Closing Date") in the offices of the Company in Dallas, Texas (or at such other place as the parties hereto shall mutually agree).

      Section 7.2  Payment of Purchase Price and Receipt of Shares.

            (a) Deliveries at Closing. On the Closing Date, (i) the Sellers will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all liens, by delivering to the Purchaser stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; (ii) the Purchaser shall, by wire transfer of same- day funds, pay to the Sellers an aggregate amount of Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000) to be divided among the Sellers as shown on Schedule D hereto; (iii) the Purchaser shall deliver to the Sellers the subordinated promissory notes in the aggregate original principal amount of $1,160,000 described in
      Section 7.2(b) below, in the amount for each Seller set forth on Schedule D hereto; and (iv) the parties shall deliver to each other the documents required under this Agreement to be delivered at or prior to the Closing.

            (b) Installment Payments; Subordinated Promissory Notes. Each Seller shall receive a subordinated promissory note substantially in the forms attached hereto as Exhibit E. Thirty percent (30%) of the principal amount of each subordinated promissory note will be paid on each of the second and third anniversaries of the Closing Date and forty percent (40%) of each subordinated promissory note will be paid on the fourth anniversary of the Closing Date, all as provided in each Seller's subordinated promissory note. Interest shall accrue on the subordinated promissory notes at the rate of seven percent (7%) per annum. The Purchaser's obligation to make any and all payments otherwise due and payable under the terms of the subordinated promissory notes, however, shall be subject to the Purchaser's right of setoff as provided in Sections 7.5 and 8.4 below.

            (c) Delayed Delivery Stock. In addition to the forms of Purchase Price provided to Sellers in Sections 7(a) and (b) above, the Sellers shall receive from Purchaser, at such times following Closing as hereinafter set forth, an aggregate of 240,000 shares of the Purchaser's "delayed delivery stock", constituting shares of the Purchaser's Common Stock, $.001 par value, having an agreed upon value at the Closing Date of $1,440,000 (such "delayed delivery stock" to be hereinafter referred to as the "HLM Stock"). Such shares shall be restricted, shall not be registered under the Securities Act or any state securities laws and shall bear an appropriate registration legend. The HLM Stock shall be delivered to each

      Seller in such amounts as set forth on Schedule D hereto. Thirty percent (30%) of each Seller's HLM Stock shall be delivered on each of the second and third anniversaries of the Closing Date and forty percent (40%) shall be delivered on the fourth anniversary of the Closing Date. Notwithstanding the foregoing, prior to delivery of the first installment of HLM Stock, each Seller shall be required to execute (i) the then current form of the Company's Stockholders' Agreement, which shall be substantially in the form attached hereto as Exhibit F, which Stockholders' Agreement shall be applicable to all of each Seller's HLM Stock, and which Stockholders' Agreement in all instances shall provide for the termination of such Stockholders' Agreement upon the earlier to occur of (i) the completion of six (6) months following the registration of the Seller's HLM Stock which is subject to such Stockholders' Agreement, or (ii) the completion of three and one-half (3 1/2) years following the Closing Date, and (ii) a Registration Rights Agreement, which shall be substantially in the form attached hereto as Exhibit G. The Purchaser's obligations to deliver the HLM Stock shall be subject to the Purchaser's right of setoff as provided in Sections 7.5 and 8.4 below.

      Section 7.3 Stock Options. In addition to the Purchase Price, the Sellers shall be eligible to receive options to purchase up to twenty-four thousand (24,000) shares of the Purchaser's Common Stock, $.001 par value (the "Stock Options"). Such options shall be granted by the Purchaser, pursuant to the terms and conditions (including the exercise price) of the Purchaser's then applicable stock option plan, on the third anniversary of the Closing (the "Stock Option Grant Date") to such of the Sellers then still in the employ of the Company, the Purchaser or any of their affiliates, in proportion to the ownership of Shares of the Company each of such Sellers then still in the employment of the Company, the Purchaser or any of their affiliates owned at the Closing Date bear to each other. Each such Seller granted Stock Options shall be required to execute any and all of the grant documents then required pursuant to the Purchaser's then applicable stock option plan.

      Section 7.4 Reservation of Shares. The Purchaser shall reserve on its books any and all shares of the Purchaser's Common Stock, $.001 par value, as shall be required to fulfill its obligations set forth in Section 7.2(c) and 7.3 hereof.

      Section 7.5  Adjustments to Purchase Price.

            (a) Notwithstanding anything to the contrary herein provided, the Purchaser shall have the absolute right to reduce the Purchase Price should the Company's stockholders' equity as at April 30, 1999, as shown on financial statements prepared by the Company in accordance with GAAP and consistent with the Audited Financial Statements (the "1999 Financial Statements"), not equal or exceed $1,400,000 (the "Minimum Equity Level") and/or the Company's after tax earnings as shown on the 1999 Financial Statements not equal or exceed $600,000 (the "Minimum Earnings Level"). For these calculations, no additional corporate overhead shall be allocated to the Company. For each dollar the Company's stockholders' equity is below the Minimum Equity Level, the aggregate Purchase Price shall be reduced by one dollar. For each dollar the Company's after-tax earnings is below the Minimum Earnings Level, the aggregate Purchase Price shall be reduced by six dollars. The Purchase Price shall be so reduced by first reducing the Company's obligations under the subordinated promissory notes, for each Seller in proportion to the whole and, if necessary, by then reducing the Company's obligations to deliver the HLM Stock, again for each Seller in proportion to the whole. The parties hereto agree to enter into any and all amendments, filings and agreements as may be necessary to document and communicate any such reduction in the Purchase Price.

            (b) Further, the Purchaser shall have the absolute right to reduce the Purchase Price should an audit of the Company's activities under the Southwestern Bell Telephone Company agreement dated as of November 26, 1996 be undertaken for any period prior to the Closing Date and should such audit result in there being a final determination and request for reimbursement by Southwestern Bell, or an admission by the Company, of an aggregate overstatement of revenue by the Company for any and all periods prior to the Closing Date of more than $140,000. In that event, there shall be a reduction in the aggregate Purchase Price as hereinafter provided and an offset in the same manner as set forth in Section 7.5(a) hereof. For each dollar of overstatement in excess of $140,000, the aggregate Purchase Price shall be reduced by six dollars. Notwithstanding the foregoing, in the event any such overstatement arises from the actions of any third party, then to the extent the Company recovers any portion or all of such overstatement from such third party, the aggregate Purchase Price shall not be reduced with respect to the amount so recovered (net of any expenses incurred by the Company in recovering such amount). In the event such reduction has already occurred prior to the recovery of such amount, then such reduction shall be reversed with respect to the amount so recovered (net of any applicable expenses) and each of the Sellers shall be paid such amount which such Seller would have otherwise been paid had such reduction not occurred.

                                  ARTICLE VIII

                       SURVIVAL OF TERMS; INDEMNIFICATION

      Section 8.1 Survival. All of the terms and conditions of this Agreement, together with the representations, warranties, covenants and obligations contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify, defend and hold harmless each other as set forth in this Article VIII shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue until the expiration of the applicable statute of limitations with respect to any and all claims in connection therewith.

      Section 8.2 Indemnification by the Sellers. After the Closing Date, the Purchaser and the Company shall be indemnified, defended and held harmless as hereinafter provided by the Sellers, jointly and severally (subject to the limitations set forth in this Section 8.2 and in Section 8.6 hereof), against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following (provided, however, that the liability of each of Douglas R. Bissell, Jan G. Blackmon, Ken G. Rowley and Paul H. Woodard under this Article VIII shall be limited to an amount equal to the portion of the Purchase Price allocated to and received by such party as set forth in Schedule D hereto):

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Sellers, or nonfulfillment of any obligation on the part of either the Company (to be performed on or prior to the Closing) or the Sellers under this Agreement, or contained in any Schedule or Exhibit to this Agreement delivered by Sellers or Company or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, financial statement, or instrument delivered by or on behalf of the Sellers or the Company hereunder.

            (b) Taxes. All Taxes of the Company attributable to any period ending prior to or on the Closing Date.

            (c) Third Party Claims. Any Claim of a third party arising out of the business or operations of the Company prior to or on the Closing Date or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to the Closing Date.

            (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any of the foregoing.

      Section 8.3 Indemnification by the Purchaser. After the Closing Date, the Sellers shall be indemnified, defended and held harmless as hereinafter provided by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement delivered by Purchaser or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

            (b) Taxes. All Taxes of the Company attributable to any period ending after the Closing Date.

            (c) Third Party Claims. Any Claim of a third party arising out of the business or operations of the Company after the Closing Date. By way of example and not limitation, the Purchaser specifically agrees to indemnify the Sellers hereunder with respect to any payments such Seller is required to make under such Seller's personal guaranty of the Company's revolving line of credit with NationsBank of Texas, N.A. (the "NationsBank Revolver"). Notwithstanding anything to the contrary in this Agreement, the Purchaser's indemnification obligation hereunder with respect to each such Seller's guaranty of the NationsBank Revolver shall continue until such time as such Seller's personal guaranty thereof has been released by NationsBank of Texas, N.A.

            (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any of the foregoing.

      Section 8.4 Setoff. Without limiting its other rights and remedies hereunder, and in addition to its rights and remedies in this Agreement provided (but subject to the limitations set forth in Sections 8.6 and 9.14 hereof), the Purchaser shall have the right to withhold and setoff against payments otherwise due and payable to the Sellers hereunder the amount of any damages it suffers as a result of any breach by the Sellers of any representation, warranty, agreement or term hereof (including Sellers' continuing obligations under the Employment Agreements), and for any and all amounts with respect to which the Purchaser is entitled to indemnification as provided in Section 8.2 hereof. Any and all such setoffs shall be applied by the Purchaser against the Sellers pro rata in proportion to the amount of the total Purchase Price allocated to each Seller pursuant to Exhibit D hereto. In the event the subject of such indemnification is a third party claim, as provided in Section 8.5 below, the Purchaser shall be entitled, in its sole discretion, to make direct payments to any such third party creditor or claimant in satisfaction of its claim if, within twenty (20) days after giving written notice of such claim to the Sellers, such claim has not been paid or settled or the Sellers have not assumed the defense of such action to the reasonable satisfaction of the Purchaser. The Purchaser shall notify the Sellers of any such sums to be set off, specifying the basis for such set off and the amount thereof.

      Section 8.5 Third Party Claims. In the event a party seeking indemnification hereunder (the "Indemnitee") shall receive written notice of any claim or proceeding against it that, if successful, might result in an indemnifiable claim under this Article VIII, then the Indemnitee shall give the party which may be liable for such indemnification hereunder (the "Indemnitor") prompt written notice of such claim or proceeding and shall permit the Indemnitor to participate in the defense of such claim or proceeding by counsel of the Indemnitor's own choosing and at the Indemnitor's expense. In addition, the Indemnitor, upon written request, and upon the Indemnitee's written consent which shall be in its sole discretion, may assume carriage of the defense of any such claim or proceeding, provided that the Indemnitee may participate in any such defense as it may deem necessary or appropriate to protect its interests and the Indemnitor shall assume the cost thereof.

      Section 8.6 Limitation on the Sellers' Joint and Several Liability. Notwithstanding anything to the contrary in this Agreement, the liability of each of the Sellers under this Article VIII shall not be joint and several with respect to claims arising from or with respect to any actual or alleged breach of or noncompliance with the terms of any of the Employment Agreements, and each Seller shall be liable only with respect to claims pertaining to such Seller's own Employment Agreement, if any. For example, it is expressly agreed that in the event any Seller breaches the noncompetition covenants contained in his Employment Agreement, with the result that the Purchaser suffers damages which are indemnifiable hereunder or thereunder, then only the breaching Seller shall be required to indemnify the Purchaser with respect to such damages, and the Purchaser shall not be entitled, and shall not seek, to pursue a claim for indemnification or to exercise its right of offset under the provisions of this Article VIII with respect to such damages against any Seller other than the breaching Seller.

                                  ARTICLE IX

                              GENERAL PROVISIONS

      Section 9.1 Amendment and Modification. This Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

      Section 9.2 Waiver. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other party or parties hereto affected thereby, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent waiver or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      Section 9.3 Notices. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice delivered as above provided to the other parties hereto.



Notices to Purchaser:                   With a Copy to:
---------------------                   ---------------

HLM Design, Inc.                        Underwood Kinsey Warren & Tucker, P.A.
Suite 2950                              Suite 2020
121 West Trade Street                   102 South College Street
Charlotte, NC   28202-5399              Charlotte, NC   28244-2020
ATTN:  Vernon B. Brannon                ATTN:  Shirley J. Linn, Esq.


Notices to Sellers:                     With a Copy to:
-------------------                     ---------------

JPJ Architects, Inc.                    Looper, Reed, Mark & McGraw Incorporated
Suite 1200                              4100 Thanksgiving Tower
5910 North Central Expressway           1601 Elm Street
Dallas, TX   75206                      Dallas, TX   75201
ATTN:  Bill D. Smith                    ATTN:  John K. Rothpletz, Esq.



      Section 9.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, that the Purchaser may, without the prior written consent of the Sellers and the Company, assign its rights hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an affiliate of the

Purchaser, or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby; provided, further that in any such event the Purchaser shall remain liable with respect to all of the Purchaser's obligations under this Agreement or such other Contracts or documents notwithstanding Purchaser's assignment pursuant hereto.

      Section 9.5 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina, without regard to its principles of conflict of laws.

      Section 9.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 9.7 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 9.8 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties hereto with respect to such subject matter other than those expressly set forth or referred to herein.

      Section 9.9 No Benefit. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the signatories to this Agreement and each of their respective heirs, successors and permitted assigns.

      Section 9.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by law or otherwise, afforded to any party shall be cumulative and not alternative.

      Section 9.11 Severability. The provisions of this Agreement shall be separable and a determination that any provision of this Agreement is either unenforceable or void shall not affect the validity of any other provision of this Agreement. Wherever possible all provisions shall be interpreted so as not to be unenforceable and any court of competent jurisdiction is authorized and directed by the parties to enforce any otherwise unenforceable provision in part, to modify it, to enforce it only to a degree and not fully, or otherwise to enforce that provision only in a manner and to an extent, or for a shorter period of time, that renders the provision valid or enforceable. The intent of the parties is that this Agreement be enforceable and enforced to the maximum extent possible after excising (or deeming excised) all invalid or unenforceable provisions, whether or not the remaining provisions are grammatically correct.

      Section 9.12 Expenses. The Sellers and the Purchaser shall bear their respective own expenses with respect to this Agreement and the transactions contemplated hereby. Any such fees shall not be borne by the Company, either directly or indirectly. The cost of the April 30, 1998 audit will be borne by Purchaser if the transactions contemplated herein are closed no later than October 30, 1998 and shall be split equally by the Sellers and Purchaser should the transactions not so close. Notwithstanding the foregoing, the Company shall bear its own legal and accounting fees and expenses (excluding accounting fees and expenses pertaining to the April 30, 1998 audit, which shall be allocated and paid as provided above) incurred in connection with this transaction.

      Section 9.13 Schedules. Matters shown on Schedules to this Agreement are deemed disclosed in the Agreement.

      Section 9.14 Limitation of Damages. The liability of each of Ken G. Rowley, Douglas R. Bissell, Paul H. Woodard and Jan G. Blackmon to the Purchaser for any and all damages (liquidated or otherwise) for which each of them may be liable as a result of the breach or violation of any provision of this Agreement and/or any Schedule or Exhibit attached hereto shall be limited to the portion of the Purchase Price allocated to and received by such party as set forth in Schedule D hereto.


                        [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    HLM DESIGN, INC

ATTEST:
/s/ VERNON B. BRANNON              By: /s/ JOSEPH M. HARRIS
   --------------------------------        -------------------------------------
                   Asst. Secretary                                     President
           (Corporate Seal)

                                    /s/ BILL D. SMITH
                                    --------------------------------------(SEAL)
                                    BILL D. SMITH

                                    /s/ WALTER J. VINEY
                                    --------------------------------------(SEAL)
                                    WALTER J. VINEY

                                    /s/ RICHARD E. MORGAN
                                    --------------------------------------(SEAL)
                                    RICHARD E. MORGAN

                                    /s/ WELDON W. NASH, JR.
                                    --------------------------------------(SEAL)
                                    WELDON W. NASH, JR.

                                    /s/ KEN G. ROWLEY
                                    --------------------------------------(SEAL)
                                    KEN G. ROWLEY

                                    /s/ DOUGLAS R. BISSELL
                                    --------------------------------------(SEAL)
                                    DOUGLAS R. BISSELL

                                    /s/ PAUL H. WOODARD
                                    --------------------------------------(SEAL)
                                    PAUL H. WOODARD

                                    /s/ JAN G. BLACKMON
                                    --------------------------------------(SEAL)
                                    JAN G. BLACKMON

                                    JPJ ARCHITECTS, INC.


                                    By: /s/ BILL D. SMITH
                                       -----------------------------------------
                                                                      President
ATTEST:

/s/ RICHARD E. MORGAN
    --------------------
               Secretary
    (Corporate Seal)